Filed pursuant to Rule 424(b)(3) Registration Statement on Form F-6 Registration No. 333-185755

Number ______	CUSIP NUMBER: _______ American Depositary Shares (each American Depositary Share representing five (5) fully paid ordinary shares, par value 10 pence per Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

WPP PLC

(Incorporated in Jersey under the Jersey Companies Law)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ______________________________ is the owner of _______________ American Depositary Shares (“ADS”), representing deposited ordinary shares, par value of 10 pence per share, including evidence of rights to receive such ordinary shares (the "Shares") of WPP plc, a corporation incorporated in Jersey under the Jersey Companies Law with registered number 111714 (the "Company").  As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents the right to receive, and to exercise the beneficial ownership interests in, five (5) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., London Branch (the "Custodian").  The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary's principal executive office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

(1) The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), executed and delivered pursuant to the Deposit Agreement, dated as of January 2, 2013 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of ADSs from time to time issued thereunder, each of whom by accepting an ADS agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the principal office of the Custodian.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Surrender of ADSs and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of this ADR for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of ADSs (as set forth in Article (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association, applicable rules and regulations of CREST, Article (22) of this ADR and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such ADSs shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  Subject to the last paragraph of Section 2.05 of the Deposit Agreement, such Deposited Securities may be delivered in registered form or by electronic Delivery.  Such Deposited Securities may be Delivered by the Delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt to such Holder or as ordered by him.  Delivery shall be made without unreasonable delay at the principal office of the Custodian or, subject to the last paragraph of Section 2.05 of the Deposit Agreement, at the Principal Office of the Depositary.

Any ADR evidencing an ADS surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, including signature guarantees in accordance with standard securities industry practice, and if the Depositary so requires, the Holder thereof shall execute and Deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  The Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement, to the Memorandum and Articles of Association of the Company, applicable rules and regulations of CREST and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by any ADSs properly surrendered, together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender an ADS representing less than one (1) Share.  In the case of surrender of a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such ADSs, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make Delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares, rights or other non-cash property, which is or are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering an ADS, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfers, Combinations and Split-Ups of ADRs.  The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary and shall, whenever reasonably practicable, consult the Company in respect of such appointment.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under Section 2.04 of the Deposit Agreement (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

(4) Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of ADSs or of any ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges as provided in Section 5.09 of the Deposit Agreement and in Exhibit B thereof, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 of the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the Delivery of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases, to Section 7.08 of the Deposit Agreement.  Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs and to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).  The Depositary shall comply with written instructions of the Company that the Depositary shall not accept hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.  Without limitation of the foregoing and except as set forth in Section 2.12 of the Deposit Agreement, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares or other Deposited Securities or the Depositary receives satisfactory documentation that such share or other Deposited Securities will be issued pursuant to an exemption from registration under the Securities Act, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Memorandum and Articles of Association of the Company.

(5) Disclosure of Beneficial Ownership.  Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to the laws of Jersey or The United Kingdom, the rules of the London Stock Exchange and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder and Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person interested in such ADSs and the nature of such interest, whether or not they are Holders at the time of such request.  The Depositary agrees to use its reasonable efforts to comply, at the Company's expense, with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

Each Holder or Beneficial Owner agrees that such Holder or Beneficial Owner, (i) is bound by and subject to the Articles of Association of the Company as if such Holder were a registered holder of Shares and (ii) will provide such information within the prescribed period as the Company may request in a disclosure notice ("Disclosure Notice") given pursuant to any applicable provision of Jersey or United Kingdom law or the Articles of Association of the Company.  Each Holder and Beneficial Owner further acknowledges that failure by such Holder or Beneficial Owner to provide on a timely basis the information required in any Disclosure Notice may result in the withholding of certain rights in respect of such Holder's or Beneficial Owner's American Depositary Shares including, without limitation, voting rights, the right to receive dividends or other payments and rights of free transferability in respect of the Shares represented by such American Depositary Shares.  Each Holder and Beneficial Owner agrees to comply with all applicable provisions of Jersey and United Kingdom law and the Articles of Association of the Company with regard to notification to the Company of such Holder's or Beneficial Owner's interest in Shares, including any provision requiring such Holder to disclose within a prescribed period an interest in Shares equal to or in excess of three percent (3%) of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of Jersey or United Kingdom law or the Articles of Association of the Company.

(6) Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

(7) Liability of Holder for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any ADS or any Deposited Property represented by the ADSs evidenced by this ADR, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such ADS to the Depositary.  The Depositary may refuse to effect any registration of transfer of all or part of such ADSs or refuse to issue any new ADSs or ADRs evidencing ADSs or to permit any deposit or withdrawal of Deposited Securities represented by the ADSs evidenced by such ADR until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner of such ADSs remaining liable for any deficiency.

(8) Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, fully paid and non-assessable, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized to do so.  Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Jersey or The United Kingdom in connection with the issuance of ADSs and the deposit, transfer, surrender or withdrawal of Shares or ADSs.  Every such person shall also be deemed to represent that the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, unless such Shares are being deposited in accordance with Section 2.12 of the Deposit Agreement and such procedures as may be established by the Depositary thereunder.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs and ADRs in respect thereof.

(9) Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with applicable laws and the terms of the Deposit Agreement or other information (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares), to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

(10) Charges of Depositary.  The Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances as a result of distributions in paragraph (iv) below);

(ii)	Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements) under the terms of the Deposit Agreement, unless prohibited by the exchange upon which the ADSs are listed; and

(iv)
Stock Distribution/Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs unless prohibited by the exchange upon which the ADSs are listed;

(v)
Other Distribution Fee:  to any Holder of ADS(s) receiving a distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares), a fee not in excess of U.S. $5.00 per unit of 100 securities (or fraction thereof) distributed;

(vi)
Annual Depositary Services Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held as of the last day of each calendar year, except to the extent of any cash dividend fee(s) charged under paragraph (iii) above during the applicable calendar year; and

(vii)	ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(viii)	taxes (including applicable interest and penalties) and other governmental charges;

(ix)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(x)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

(xi)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(xii)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Property, ADSs and ADRs; and

(xiii)	the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Property.

All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in Section 6.01 of the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees will be deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(11) Title to Receipts.  It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby), when such ADR is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of an ADR unless such holder is a Holder thereof.

(12) Validity of Receipt.  This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this ADR has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:	CITIBANK, N.A.,
as Depositary
Countersigned
By:	By:
Authorized Officer	Vice President

The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13) Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C.  20549 and may also be available on the Commission’s website at www.sec.gov.

The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Registrar shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

Subject to Article (22) hereof, the Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and Section 7.08 of the Deposit Agreement.

(14) Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Property, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.07 of the Deposit Agreement, be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Property, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04, 5.07 and 5.09 of the Deposit Agreement; in lieu of issuing fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligations under Section 5.07 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a)
if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

(b)
if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.03 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.08 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.02 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.03 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company or if requested in writing by the Company and obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may, in its sole discretion, determine an equitable and practicable method of effecting such distribution, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

(15) Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share.  Subject to the provisions of Sections 4.02 through 4.07 of the Deposit Agreement and to the other terms and conditions of this ADR and the Deposit Agreement, the Holders at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16) Voting of Deposited Securities.  The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, such nominee, subject to and in accordance with the Articles of Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.08 of the Deposit Agreement in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the ADSs held by such Registered Holder on the Voting Record Date.  In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of Section 4.09 of the Deposit Agreement and the Articles of Association of the Company.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.08 of the Deposit Agreement, fix the Voting Record Date in respect of such meeting or solicitation.  The Depositary or, if the Company so determines, the Company shall distribute to Registered Holders on such Voting Record Date:  (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) unless the Company elects otherwise, a voting card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such voting card, if any, to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by such Registered Holder's ADSs or (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by such Registered Holder's ADSs (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by such Registered Holder's ADSs and (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary.

The Depositary has been advised by the Company that under the Company’s Articles of Association as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded.  The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs.  Under the Articles of Association of the Company (as in effect on the date of the Deposit Agreement) a poll may be demanded by (i) the chairman of the meeting, (ii) at least five shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (iii) any shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, or (iv) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding Shares in the Company conferring a right to vote at a meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all shares conferring that right.  Upon the written request of a Registered Holder on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities as follows:

(i) in the event voting takes place at a shareholders’ meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities (including Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder) in accordance with the voting instructions received from a majority of Holders of ADSs who provided voting instructions; or (ii) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to  vote the Deposited Securities in accordance with the voting instructions received from the Holders of ADSs.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with Section 4.09 of the Deposit Agreement.  Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee, except in the event voting takes place at a shareholders’ meeting by show of hands, but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of Section 4.09 of the Deposit Agreement and the Company's Articles of Association.

For purposes of this Article (16) and Section 4.09 of the Deposit Agreement, “Registered Holder” shall mean the person in whose name an ADS is registered on the books of the Depositary or the Registrar.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, by the Company's Memorandum and Articles of Association or by the requirements of any stock exchange on which the ADSs are listed, and with the consent to the Company, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a Depositary or Company website containing the materials for retrieval or a Depositary contact (or, with the company's consent, a Company contact) for requesting copies of the materials.)

(17) Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Property under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional Deposited Property.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADR.  Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders or Beneficial Owners, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders and Beneficial Owners otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such Deposited Property available to Holders in general or any Holder or Holders in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(18) Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owners or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Jersey, The United Kingdom or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), the Depositary, its controlling persons or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its controlling persons or its agents or the Company, its controlling person or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association of the Company or provisions of or governing Deposited Securities.  Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement, or an offering or distribution pursuant to Sections 4.06, 4.10 or 5.07 of the Deposit Agreement or in the Memorandum and Articles of Association of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.  The Depositary and the Company shall be entitled to rely upon any written notice, request or other document it believes to be genuine and to have been signed or presented by the proper party or parties without liability under the Deposit Agreement.  Neither the Depositary nor the Company shall have any obligation to perform any act inconsistent with the terms of the Deposit Agreement and the Depositary and the Company disclaim liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Each of the Company and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or any ADRs to Holders or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using its reasonable judgment.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or any ADRs to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, its controlling persons, nor any of its agents, nor the Company, its controlling persons nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(19) Resignation and Removal of the Depositary; Appointment of a Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly distribute notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(20) Amendment.  The form of the ADRs in respect of ADSs representing the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement and the ADR, if applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and any ADR at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

(21) Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (19) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro-rata benefit of the Holders whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(22) Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement or this ADR to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(23) Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (23), and Section 5.10 of the Deposit Agreement the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights from the Company to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holder.

(24) Reduction of Capital.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, including ADSs issued in exchange for Old WPP ADSs, shall be deemed for all purposes to have consented, confirmed and approved in all respects as and for the act and deed of each such Holder and Beneficial Owner the written consent given by the Depositary on behalf of each Holder and Beneficial Owner to the reduction of capital of the Company effected by the re-characterization of the entire amount standing to the credit of the Company's share premium account as a distributable reserve.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________ whose taxpayer identification number is __________________ and whose address including postal zip code is _____________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney-in fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________ SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends
The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR:  "This ADR evidences ADSs representing  'partial entitlement' ordinary shares of WPP plc and as such do not entitle the holders thereof to the same per-share entitlement as other ordinary shares (which are 'full entitlement' ordinary shares) issued and outstanding at such time.  The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the ordinary shares represented by such ADSs become 'full entitlement' ordinary shares."